UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  January 17, 2013

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 17, 2013, Theravance, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of the several underwriters listed therein (collectively, the “Underwriters”), relating to the sale of $250.0 million aggregate principal amount of its convertible subordinated notes due 2023 (the “Notes”) and the grant to the Underwriters of an option, exercisable for up to 30 days, to purchase up to an additional $37.5 million aggregate principal amount of Notes.  On January 18, 2013, the Underwriters exercised this option in full.  The Underwriting Agreement contains other terms and conditions, including indemnification rights and obligations of the parties thereto, that are generally customary for transactions of this nature. The transactions contemplated by the Underwriting Agreement are expected to close on January 24, 2013, subject to customary closing conditions. The foregoing description of terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference.

The offering was made pursuant to the Company’s automatically effective Registration Statement on Form S-3 (No. 333-186058) filed with the Securities and Exchange Commission (the “SEC”) on January 16, 2013, including a final prospectus dated January 17, 2013 filed with the SEC on January 18, 2013 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Capped Call Confirmations

In connection with the offering of the Notes, the Company has also entered into capped call option transactions (the “Capped Call Transactions”) with Bank of America, N.A. (the “Hedge Counterparty”).  The aggregate cost of the Capped Call Transactions is $36.8 million.   The Capped Call Transactions have a strike price of $27.79 per share of the Company’s common stock, which represents approximately a 32.5% premium to the closing price of the Company’s common stock price on January 17, 2013 and a cap price of $38 per share of the Company’s common stock, which represents approximately an 81.2% premium to the closing price of the Company’s common stock price on January 17, 2013.  The Capped Call Transactions cover, subject to anti-dilution adjustments similar to those contained in the Notes, approximately 10.3 million shares of the Company’s common stock.

The Capped Call Transactions are expected generally to reduce the potential dilution upon conversion of the Notes in the event that the market price of the Company’s common stock, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions, which initially corresponds to the conversion price of the Notes, and is subject to customary anti-dilution adjustments.

However, upon conversion of a Note, the number of shares that the Company will be required to deliver will exceed the number of shares the Company is entitled to receive under the Capped Call Transactions by at least a number of shares with a value (determined in accordance with the Capped Call Transactions) of $1,000.  Therefore, any conversion of Notes will cause dilution to the Company’s common stock, even after taking into account any shares received under the Capped Call Transactions.  In addition, if the market price of the Company’s common stock, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions, the number of shares of common stock the Company would receive under the Capped Call Transactions would be less than the number of shares it would be required to deliver to converting holders minus a number of shares with a value (determined in accordance with the Capped Call Transactions) of $1,000, which would increase the net dilution to the Company’s common stock.

The Capped Call Transactions will be automatically exercised upon conversion of the Notes at maturity, subject to certain conditions. The Company will not be required to make any cash payments to the Hedge Counterparty or any of its affiliates upon the exercise of such options, but will be entitled to receive from the Hedge Counterparty a number of shares of the Company’s common stock based on the amount by which the market price of the Company’s common stock, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions during a specified averaging period under the Capped Call Transactions. However, if the market price of the Company’s common stock, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions during such averaging period under the Capped Call Transactions, the number of shares of common stock the Company could expect to receive upon exercise of the Capped Call Transactions will be capped based on the amount by which the cap price exceeds the strike price of the Capped Call Transactions.

For any conversions of Notes prior to the close of business of the 95th scheduled trading day immediately preceding the maturity date, including without limitation upon an acquisition of the Company or similar business combination, a corresponding portion of the Capped Call Transactions will be terminated.  Upon such termination, the portion of the Capped Call Transactions being terminated will be settled at fair value (subject to certain limitations), which the Company expects to receive from the Hedge Counterparty, and no payments will be due to the Hedge Counterparty.

The Capped Call Transactions are separate transactions entered into by us with the Hedge Counterparty, are not part of the terms of the Notes and will not change the holders’ rights under the Notes.

The description of the Capped Call Transactions in this report is a summary and is qualified in its entirety by the terms of the form of Base Capped Call Transaction and Additional Capped Call Transaction filed as Exhibit 10.1 and 10.2, respectively, to this report.

Item 8.01. Other Events.

On January 17, 2013, Theravance issued a press release announcing the pricing of its offering of the Notes. A copy of Theravance’s press release is attached hereto as Exhibit 99.1.

On January 22, 2013, Theravance issued a press release announcing the Underwriters’ exercise in full of their option to purchase additional Notes. A copy of Theravance’s press release is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated January 17, 2013.

10.1	Base Capped Call Transaction dated January 17, 2013.

10.2	Additional Capped Call Transaction dated January 18, 2013.

99.1	Press Release of Theravance, Inc. dated January 17, 2013.

99.2	Press Release of Theravance, Inc. dated January 22, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: January 22, 2013	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Financial Officer